Shrink Nanotechnologies to Open New NanoShrink and Stem Disc Application Development Facility in the University of California Irvine’s New TechPortal

CARLSBAD, CA – SEPTEMBER 21, 2010 – Shrink Nanotechnologies, Inc. (“Shrink”) (OTCBB:INKN), an innovative nanotechnology company developing products and licensing opportunities in the alternative energy industry, medical diagnostics and sensors, and biotechnology research and development tools businesses, announced today that it has leased laboratory space (the “NanoShrink Lab”) inside the TechPortal, an innovative and brand new technology facilitator center for commercial bioscience research companies which are in most cases based on University of California, Irvine research.

“As Shrink gets ready to launch its first commercial products, NanoShrink and the StemDisc family of products, Shrink has decided to adopt a unique development and product marketing and distribution plan, especially for our NanoShrink product,” stated Mark L. Baum, CEO of Shrink.  “NanoShrink is a product that has so many applications, and our goal is to demonstrate (with robust and rich audio and video content) how we believe this product can make a difference – in areas as diverse as printed electronics to microfluidics and diagnostics sensor prototyping.  We believe that the best way to highlight these “apps” is to open an office, and do the app development internally, alongside commercial users -- once the product is launched – and to use an integrated web platform to actually show how the product can save innovators worldwide, time, money and at the same time give them increased performance and design flexibility.  We will do this for NanoShrink as well as StemDisc.”

“The NanoShrink Lab is a world class space located within UCI, a world class university.  For a small company like Shrink to have access to 'downstream' resources as part of UCI's broader intellectual community of published researchers, leading bioscientists, businesspeople at the TechPortal and the amazing UCI people and facilities, not to mention our scientific founder.  This is nearly unprecedented for a public company such as ours.  We are certainly pleased to be a part of the TechPortal and we look forward to using our time there to launch products and develop a new technology that adds value for our shareholders and which makes a difference in the lives of researchers and scientists who are searching for ways to make all of our lives healthier and more productive, the world over.”

About Shrink Nanotechnologies, Inc.

Shrink Nanotechnologies, Inc. (www.shrinknano.com) is a one-of-a-kind FIGA™ organization, which focuses on leveraging contributions from experts in Finance, Industry, Government and Academia. Operating as a high-technology development-stage company, Shrink owns and develops proprietary and patent-pending nano-sized technologies, components and product systems. The Company's unique NanoShrink™ material is a pre-stressed polymer which is used in a patent pending manufacturing platform with numerous applications in the solar energy, human and animal diagnostics, and biotechnology research and development tools industries.

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements are estimates only. Actual results may differ materially from those anticipated in this press release. Such statements reflect management’s current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Shrink’s ability to launch NanoShrink, develop sizable commercial sales, obtain additional financing and to build and develop markets for Shrink’s biotechnology technologies and products. These factors should be strongly considered when making a decision to acquire or maintain a financial interest in Shrink, including consulting with a FINRA registered representative prior to making such decision. Shrink undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Shrink’s expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Shrink’s success are more fully disclosed in Shrink’s most recent public filings with the U.S. Securities and Exchange Commission.

Contact:
Shrink Nanotechnologies
Mark L. Baum, Esq.
760-804-8844 x205
Learn more about Shrink:
Corporate Website
Company Blog
Shrink Biological Research Tools
Shrink Diagnostics
NanoShrink (TM) Technology
Scientific Founder Dr. Michelle Khine